Exhibit 10.16

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of this 21st day of April, 2020 (hereinafter the “Effective Date”), by and between Dickinson & Associates, Inc. an Illinois corporation, with its principal offices at One North LaSalle Street, Suite 800, Chicago, IL 60602 (hereinafter referred to as “D+A“) and Trulieve Holdings, Inc., located at 3494 Martin Hurst Road, Tallahassee, FL 32312 (hereinafter referred to as the “End User”) (D+A and End User are individually referred to as a “Party,” or together as “Parties”).

W I T N E S S E T H

WHEREAS, D+A has expertise and knowledge related to and has agreed to provide consultation and advice regarding design, implementation and/or enhancements of various Systems Applications and Products (SAP) components; and

WHEREAS, End User desires to utilize and avail itself from time to time to the training and expertise of D+A, as an independent contractor, in a consulting capacity; and

WHEREAS, D+A desires to provide its services from time-to-time to End User in such a manner and for such purposes, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the adequacy and sufficiency hereby acknowledged, the Parties hereby agree as follows:

1.

Engagement, Duties, and Services – Commencing upon the Effective Date, End User engages D+A, and D+A agrees to provide End User and its staff with augmentation and/or consulting services in support of SAP solutions, including but not limited to ideas, design, construction, testing, and implementation of these solutions in accordance with collaboratively developed work plans as more fully set forth and described in the Statement of Work (attached hereto as Attachment A). The Parties may execute and attach to this Agreement additional Statements of Work as the Parties deem mutually necessary from time to time, and shall be deemed to be incorporated and part of this Agreement. All Statements of Work must be attached to this Agreement in Attachment A. D+A shall provide to End User with certain required deliverables on a project-by-project basis as set forth in detail in the Statements of Work. D+A represents to End User that, to the best of D+A’s knowledge, D+A has and shall have no material obligation to any other manufacturer or other entity or person which that materially, or could with the passage of time materially, hinder D+A’s full performance of D+A’s obligations of this Agreement. The Parties hereby acknowledge and agree that it is the intent of the Parties hereto that D+A, its employees, and personnel are an independent contractor, and not an employee, agent, representative, party to a joint venture, or partner of End User. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of an employer and employee between the End User and D+A, nor created any agency-in-fact or an implied agency rights by D+A of End User.

2.

Personnel of D+A – Personnel of D+A shall be and remain the employees of D+A, and End User shall incur no liability whatsoever for the wages, salaries, fringe benefits, and/or taxes of said personnel. Notwithstanding the foregoing, should any personnel of D+A that is performing services leave the employ of D+A or should they become sick, disabled, or otherwise unable or unwilling to perform his or her duties pursuant to this Agreement, D+A shall have the duty to replace such personnel with others of reasonably similar qualifications.

3.

Taxes – Both Parties acknowledge that D+A is not an employee of the End User for state or federal tax purposes or for purposes of unemployment insurance or other requirements of federal or state employment law.

4.

Term – Except as provided elsewhere in this Agreement, the term of this Agreement shall remain in full force and effect unless terminated by either Party upon thirty (30) days’ prior written notice to other party. D+A hereby agrees that it shall endeavor to commence to perform the services for End User on a date prescribed in a fully-executed Statement of Work (hereinafter referred to as the “Commencement Date”). D+A’s obligation to perform the services shall continue until such time as the services are completed or until this Agreement is otherwise terminated as hereinafter provided.

5.

Compensation – As full compensation for all of the SAP services to be rendered hereunder and as more specifically set forth under Attachment A by D+A, during the term of the Agreement, End User shall timely pay D+A for services provided by its employee(s) or any independent contractor(s) appointed to End User by D+A pursuant to the applicable Statement of Work executed by End User and D+A (hereinafter “D+A’s Fee”). A Statement of Work for each individual project will provide for compensation details at an hourly rate. No additional compensation shall be paid above and beyond the amount specified and set forth under the Statement of Work for any additional services or work performed by D+A unless such services and/or work are/is approved by End User. Any additional work that is approved by End User and performed by D+A shall be deemed to become part of and incorporated into this Agreement, and D+A’s compensation shall be adjusted, accordingly.

6.

Reimbursable Expenses – End User shall reimburse D+A for all reimbursable expenses incurred by its employees or independent contractors performing services for End User pursuant to the Statement of Work (Attachment A). Such expenses shall include, but are not necessarily limited to, economy airfare, car rental and gas, hotel, meals, local transportation, parking and tolls. All such expenses must be pre-approved by End User in order to be reimbursed, and will be reimbursed upon End User’s receipt and acceptance of an invoice and/or receipt setting forth the dates and description of expenses.

7.

Bi-weekly Invoices – D+A shall submit bi-weekly invoices to End User for service performed on behalf of End User. Such invoice shall set forth the number of hours worked and specific services performed during the time frame agreed upon, together with the hourly rate from the applicable Statement of Work. D+A shall also submit receipts for applicable travel expenses, along with a separate invoice. Within 30 days of End User’s receipt and verification of each such invoice, End User shall pay D+A the amount due under such invoice by bank electronic remittance, sent to the D+A’s bank of record.

8.

Tax Obligations – As an independent contractor, D+A shall be solely responsible for reporting all income, and paying all income, employment, sales, use, and any other applicable tax liabilities and obligations, as well as paying any penalties, interest and/or other assessments made by a taxing authority.

9.

Non-Solicitation – End User and D+A hereby mutually agree that neither of them shall agree to employ and/or solicit the employment of any employee of the other within one (1) calendar year next following the date of termination of this Agreement without the prior written consent of the other Party. Should either Party breach the foregoing provision, then and in such event, the breaching Party shall pay to the non-breaching Party, as liquidated damages, an amount of money equal to forty percent (40%) of the annual salary being paid by the breaching Party to the respective employee.

10.

Non-Circumvention – End User agrees that End User shall not directly enter into transactions or contracts with subcontractors or consultants “introduced” (as defined below) or otherwise brought to the attention of the End User by D+A before the first anniversary of the date of execution of this Agreement. If End User does enter into transactions or contracts with aforementioned subcontractors or consultants, then the End User shall pay D+A a sum equivalent to 20% of the total contract price being paid by the End User to said other subcontractors or consultants for their services. If the End User enters into similar transactions with such other subcontractors or consultants before the second anniversary of the date of execution of this Agreement, then the End User shall pay D+A a sum equivalent to 10% of the total contract price being paid by the End User to said other subcontractors or consultants for their services. For purposes of this Agreement, “introduced” shall mean mentioned, made aware of or otherwise directly or indirectly brought to the attention of End User or any of its agents or employees.

11.

Confidentiality – In connection with D+A’s services to End User, D+A and End User have entered into agreements with respect to the nondisclosure of each-others trade secrets and confidential information dated of even date herewith (the “Nondisclosure Agreements”). The terms and conditions of each Nondisclosure Agreement shall apply with equal force and effect to this Agreement and shall survive termination of this Agreement. In addition to and as further described in the Nondisclosure Agreements, both Parties hereby acknowledge and agree that any and all business, financial, statistical, personnel, and technical data relating to the business and affairs of the other Party are to be treated as confidential information and the Party receiving confidential information shall instruct its personnel, accordingly. However, the foregoing provision shall not apply to a Party with respect to any confidential information which becomes public knowledge or which the receiving Party obtains lawfully from independent third parties. Additionally, the Parties shall not be required to treat as confidential information any ideas, concepts or techniques relating to data processing generally or the services in particular, notwithstanding the fact that the same may have been developed in the course of the performance of the services for End User.

12.	Intellectual Property –

a.	Definitions.

i.

“Intellectual Property” means all inventions (whether or not patentable), discoveries, works of authorship, trademarks, service marks, design rights (whether registrable or otherwise), copyrights, database rights, applications for any of the foregoing, trade secrets, techniques, know-how, ideas, concepts, algorithms, software code, work product, material, innovations, improvements, information (including any Confidential Information as set for the in the Nondisclosure Agreement) and all other similar rights or obligations whether registrable or not in any country.

ii.

“Background Intellectual Property” means, with respect to any party, such party’s Intellectual Property relevant to a Statement of Work which is either (A) in the possession of a party prior to this Agreement, or (B) conceived, originated or generated after commencement of such Statement of Work and is outside of its scope, has generic applicability to third parties, or is otherwise independent of such party’s performance of this Agreement.

iii.

“Foreground Intellectual Property” means, with respect to any party, such party’s Intellectual Property relevant to a Statement of Work which is (A) embodied in any deliverable conceived, originated or generated in performing this Agreement or such Statement of Work, and (B) is not Background Intellectual Property.

b.	Ownership and Use of Intellectual Property. The parties agree that ownership and rights of use of Intellectual Property shall be as follows:

i.

Provided that D+A is paid all compensation due and owing by End User under this Agreement for all services that were provided by D+A for End User, Foreground Intellectual Property shall be owned by End User.

ii.

Ownership of Background Intellectual Property shall not be affected by this Agreement. Each party shall be entitled to own all Background Intellectual Property obtained in the course of such party’s performance of this Agreement for others at any time in the future. Neither party shall have any obligation to limit or restrict the job duties of its personnel or to pay royalties for any work resulting from such party’s Background Intellectual Property.

iii.

D+A grants to End User a non-exclusive, royalty free, world-wide, irrevocable license under its relevant Background Intellectual Property to enable End User to use, modify, maintain, and exploit the Foreground Intellectual Property.

c.

Further Assurances. At each party’s request, the other party shall execute such documents and take such other actions as the requesting party deems necessary or appropriate to obtain, record or enforce patents, copyrights or assignments thereof in the requesting party’s name consistent with this Agreement.

13.

Representations & Warranties of D+A – D+A represents and warrants to End User that: (a) D+A shall perform its services in compliance with or exceed normal industry standards, and shall comply with all applicable federal, state, local laws and regulations in effect as of the date of this Agreement and as they may exist from time to time; and (b) D+A has the right to enter into this Agreement. D+A agrees to indemnify and hold End User and its shareholders, officers, directors, employees, and agents harmless against any expenses, damages, costs, losses or fees (including legal fees) incurred by End User in any suit, claim or proceedings brought by a third party and which is based on facts which constitute a breach of the above warranties.

14.

Representations & Warranties of End User – The End User represents and warrants to D+A that: (a) End User shall comply with all applicable federal, state, and local laws and regulations in effect as of the date of this Agreement and as they may exist from time to time; Recognizing that federal laws regarding cannabis/marijuana are superseded by Florida State law for purpose of this Agreement (b) End User has the right to enter into this Agreement; and (c) End User has no obligations to, agreements, and/or contracts with any other person or entity which are in conflict with or may hinder or prevent D+A from fully performing its obligations and paying the compensation due to D+A under this Agreement. The End User agrees to indemnify and hold D+A and its shareholders, officers, directors, and employees, harmless against any expenses, damages, costs, collection costs, losses or fees (including legal fees) incurred by D+A in any suit, claim or proceedings brought by a third party and which is based on facts which constitute a breach of the above warranties.

15.

Limitation of Liability – Parties hereby acknowledges and agrees that Parties’ liability pursuant to this Agreement, regardless of the form of any legal action (whether at law or at equity), proceeding, cause of action, nature of claim, and/or claim for damages shall in no event exceed the total compensation amount paid for services pursuant to this Agreement. In no event shall Parties be liable for any lost profits, consequential damages, punitive damages, and/or for any claim or demand made by any of the parties of this Agreement. No legal action alleging a breach of this Agreement by the Parties may be commenced more than one (1) year from and after the date of occurrence of any act causing any such alleged breach.

16.

Entire Agreement – This Agreement, the Statement of Work (Attachment A), and any other duly executed agreements by and between the Parties specifically referencing this Agreement and attached hereto, sets forth the entire agreement and understanding of the Parties with respect to the subject matter hereof. It is declared by both Parties that notwithstanding the Nondisclosure Agreement, there are no oral or other agreements or understandings between them affecting this Agreement or any other subject. This Agreement supersedes all previous discussions and agreements between the Parties.

17.

Amendment and Waiver This Agreement may not be altered, modified, superseded or amended and any of its terms waived except by written agreement signed by both of the Parties. Except as otherwise provided herein, the failure of either Party at any time to require performance by the other part of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver by any part of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

18.	Assignment – The rights of D+A hereunder may not be assigned or subject to any security interest without the prior consent of End User, of which consent shall not be unreasonably withheld.

19.

Notices – All notices required hereunder shall be in writing and shall be deemed to have been given and received on the third (3rd) business day after the date on which mailed by registered or certified mail, postage prepaid, to the address appearing on the first page hereof or such other address as provided by the parties in writing.

20.	Relationship Between Parties – The Parties do not intend that any agency, partnership or employment relationship be created between them by this Agreement.

21.

Severability – The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any provision of this Agreement, which shall remain in full force and effect.

22.

Governing Law – This Agreement shall be controlled, construed and enforced exclusively in accordance with the laws of the State of Florida excluding its choice of law rules. Both parties agree to submit exclusively to the personal and subject matter jurisdiction of an appropriate court located in Leon County, Florida for resolution of all controversies arising out of or in connection with this Agreement.

23.	Headings – The headings to the various paragraphs hereof have been inserted for convenience only and shall not affect the meaning of the language contained therein.

IN WITNESS WHEREOF, this Agreement is being executed in duplicate by the Parties effective as of the Effective Date stated above.

END USER:	DICKINSON & ASSOCIATES, INC.

/s/ Eric Powers	By: /s/ Robert J. Strassheim
By: Eric Powers, Secretary	Robert J. Strassheim
By: Trulieve Holdings, Inc.	Its: Vice President

ATTACHMENT A

STATEMENT OF WORK

TO CONSULTING AGREEMENT BETWEEN

DICKINSON & ASSOCIATES, INC. AND (END USER)